Exhibit 99.1

Aptar Reports Third Quarter 2026 Results

Crystal Lake, Illinois, October 29, 2026 -- AptarGroup, Inc. (NYSE:ATR), a global leader in drug delivery, dosing and protection technologies, and consumer product dispensing, today reported the following third quarter results for the period ended September 30, 2026, as compared to the corresponding period of the last fiscal year.
Third Quarter 2026 Highlights
(Compared to the prior year quarter; see Non-GAAP section for full definitions; see reconciliation for Non-GAAP measures)
•Reported sales increased 6% and core sales increased 5%
•Reported net income was $33 million and reported earnings per share were $0.51, impacted by deconsolidation of the Russian subsidiary
•Adjusted earnings per share were $1.52, at the higher end of the guidance range, compared to $1.62 in the prior year period at comparable exchange rates
•Adjusted EBITDA margin was 21.3%, compared to 23.2% in the prior year quarter
•Returned $61 million in the quarter and $272 million year-to-date to shareholders through share repurchases and dividends
•Subsequent to the quarter, the Board of Directors approved an increase in the quarterly cash dividend from $0.48 to $0.50

“We delivered broad-based revenue growth across all three segments. Pharma delivered impressive growth in central nervous system therapies, pulmonary, injectables and consumer healthcare, while maintaining profitability at the high end of our long-term target range. Our Pharma pipeline remains strong, with continued focus on building the pipeline and converting opportunities into future growth. New technologies and development programs are expanding the role we can play with customers across the drug development cycle. Beauty and Closures also delivered strong top-line growth, including double-digit core sales growth in Closures, where innovation in beverage dispensing continues to gain momentum. As I begin my tenure as CEO, our direction is clear: deepen our position with customers, accelerate innovation, execute with greater consistency and allocate capital thoughtfully. These priorities will guide how we drive profitable growth and create long-term value for Aptar and our shareholders,” said Gael Touya, Aptar President and CEO.
Third Quarter Results
For the quarter ended September 30, 2026, reported sales increased 6% to $1.02 billion compared to $961 million in the prior year and core sales increased 5% compared to the prior year period.

Third Quarter Segment Sales Analysis (Change Over Prior Year)
	Pharma	Beauty	Closures	Total AptarGroup
Reported Sales Growth	2%	9%	11%	6%
Currency Effects (1)	1%	0%	(1)%	0%
Acquisitions / Deconsolidation	(2)%	(1)%	1%	(1)%
Core Sales Growth	1%	8%	11%	5%
(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Pharma’s reported sales increased 2% compared to the prior year period and core sales increased 1%. Adjusting for emergency medicine destocking, Pharma delivered 8% core sales growth in the quarter. Performance was supported by continued growth across a number of end markets, including central nervous system and pulmonary therapies, nasal decongestants, eye care and dermal drug delivery solutions, and demand related to biologics, vaccines and GLP-1 therapies. These growth drivers were partially offset by the anticipated reduction in emergency medicine sales. Pharma delivered adjusted EBITDA margin of 36.4% a decline of 80 basis points, remaining above our long-term target despite a short-term unfavorable product mix related to destocking. Royalties and productivity improvements continued to positively impact margins.
Beauty’s reported sales increased 9% when compared to the prior year period, with core sales growth of 8%. There was increased demand for prestige fragrance dispensing, color cosmetics, as well as hair care applications, and pass throughs of higher input costs also contributed positively. Adjusted EBITDA margin was 11.4%, a decline of 70 basis points, including unfavorable mix and ongoing challenges in North American operations.
Closures’ reported sales rose 11% from the prior year period, with core sales growth of 11%. Beverage and food sales grew significantly, led by strong demand for bottled water and concentrates, continued momentum from our latest beverage dispensing closure innovation, as well as strong condiment sales. Pass throughs of higher input costs contributed positively to core sales growth, however, the dilutive impact drove the decline of 60 basis points in Adjusted EBITDA margin to 15.5%.
During the third quarter, Aptar deconsolidated its Russian subsidiary following a governmental decree placing the subsidiary under external administration and the resulting loss of control. Aptar recorded a $58.0 million loss on deconsolidation which included approximately $30.0 million of cash held by the subsidiary. The combined impact was $61.2 million before tax, including approximately $2.6 million of related receivable reserves and $0.5 million of related legal costs; and $60.4 million after tax, or $0.94 per diluted share.
Reported third quarter earnings per share were $0.51 compared to $1.92 reported a year ago. Adjusted earnings per share were $1.52, compared to the prior year period’s adjusted earnings per share of $1.62, including comparable exchange rates. The third quarter reported effective tax rate was 45.6%, reflecting the non-deductible tax impact of the deconsolidation of the Russian subsidiary. The adjusted effective tax rate was 23.4%, compared to the prior year period’s reported effective tax rate of 17.1% and adjusted effective tax rate of 20.8%.
Nine Months Year-to-Date Results
For the nine months ended September 30, 2026, reported sales increased 8% to $3.03 billion compared to $2.81 billion in the prior year and core sales increased 2%.

Nine Months Year-To-Date Segment Sales Analysis (Change Over Prior Year)
	Pharma	Beauty	Closures	Total AptarGroup
Total Reported Sales Growth	4%	12%	7%	8%
Currency Effects (1)	(3)%	(4)%	(3)%	(4)%
Acquisitions / Deconsolidation	(1)%	(4)%	1%	(2)%
Core Sales Growth	0%	4%	5%	2%
(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.
For the nine months ended September 30, 2026, Aptar’s reported earnings per share were $3.00, a decrease of 37%, which was also impacted by the deconsolidation of the Russian subsidiary, compared to $4.75 reported a year ago. For the first nine months of 2026, adjusted earnings per share were $4.13 and decreased 10% from prior year adjusted earnings per share of $4.60, including comparable exchange rates. The current year had a reported effective tax rate of 28.1% and an adjusted effective tax rate of 23.2% compared to the prior year reported and adjusted effective tax rates of 20.4% and 21.9%, respectively.

Outlook
Regarding Aptar’s outlook, Touya stated, “We expect Aptar to finish the year strong, supported by continued Pharma growth, particularly in consumer healthcare and injectables and without the headwind from emergency medicine destocking. Our Pharma pipeline remains strong, with new technologies and development programs expanding our reach across therapeutic areas and advancing opportunities for future growth. Closures continues its great momentum, with innovation helping drive increased demand, particularly for our beverage technologies. In Beauty, we remain focused on improving our long-term North American trajectory, while we continue to see pockets of healthy demand in areas, such as prestige fragrance, globally.”
Aptar currently expects adjusted earnings per share for the fourth quarter of 2026 to be in the range of $1.39 to $1.47. This guidance assumes an effective tax rate range of 17.5% to 19.5%. The earnings per share guidance range is assuming a 1.12 Euro to USD exchange rate.
Cash Dividends and Share Repurchases
During the third quarter, Aptar repurchased approximately 234 thousand shares for $30 million. Aptar may repurchase shares through the open market, privately negotiated transactions or other programs, subject to market conditions. As previously announced, Aptar’s Board of Directors approved a quarterly cash dividend of $0.50 per share. The payment date is December 3, 2026, to stockholders of record as of November 12, 2026.
Open Conference Call
There will be a conference call held on Friday, October 30, 2026 at 8:00 a.m. Central Time to discuss the company’s third quarter results for 2026. The call will last approximately one hour. Interested parties are invited to listen to a live webcast by visiting the Investor Relations website at investors.aptar.com. Replay of the conference call can also be accessed for a limited time on the Investor Relations page of the website.
About Aptar
Aptar is a global leader in drug delivery, dosing and protection technologies, and consumer product dispensing. Aptar partners with the world’s top healthcare and consumer brands to deliver medicines and create exceptional user experiences. Serving diverse markets, from pharmaceutical to beauty to food and beverage, Aptar combines market expertise with proprietary design, engineering and science to develop innovative solutions that help improve lives worldwide. Headquartered in Crystal Lake, Illinois, Aptar employs 14,000 dedicated people across 20 countries. Learn more at http://www.aptar.com.

Presentation of Non-GAAP Information
This press release refers to certain non-GAAP financial measures, including current year adjusted earnings per share and adjusted EBITDA, which exclude the impact of restructuring initiatives, acquisition-related costs, certain purchase accounting adjustments related to acquisitions and investments, gains from remeasurement of equity method investments and net unrealized investment gains and losses related to observable market price changes on equity securities, Russia deconsolidation impacts, and other special items. Core sales and adjusted earnings per share also neutralize the impact of foreign currency translation effects when comparing current results to the prior year. Core sales also exclude material acquisitions and, for the three and nine months ended September 30, 2026, the Russian subsidiary’s net sales from both periods. Adjusted EBITDA is defined as earnings before net interest, taxes, depreciation, amortization, restructuring initiatives, acquisition-related costs, purchase accounting adjustments related to acquisitions and investments, gains from remeasurement of equity method investments, net unrealized investment gains and losses related to observable market price changes on equity securities, Russia deconsolidation impacts, and other special items. Russia deconsolidation impacts comprise the loss on deconsolidation of our Russian subsidiary and related receivable reserves and legal costs described above, which we exclude because they resulted from a government action rather than from the operations of our businesses and therefore do not reflect the underlying performance of our remaining operations. For the three and nine months ended September 30, 2026 and 2025, “Other special items” include costs incurred related to non-ordinary-course litigation, specifically: lawsuits between Aptar and ARS Pharmaceuticals, Inc., involving Aptar’s claims of trade-secret misappropriation and contractual breaches and ARS’s lawsuit against Aptar under U.S. antitrust laws; and patent infringement actions filed by Nemera La Verpillière SAS in Germany and France relating to certain of Aptar’s ophthalmic products. These costs are excluded because they do not reflect our core operating performance. Please refer to “Legal Proceedings” within Note 13 - Commitments and Contingencies within Aptar’s Form 10-K for the year ended December 31, 2025 and subsequent SEC filings for more information. Adjusted EBITDA margin is adjusted EBITDA divided by reported net sales. Non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures provided by other companies. Aptar’s management believes these non-GAAP financial measures provide useful information to our investors because they allow for a better period over period comparison of operating results by removing the impact of items that, in management’s view, do not reflect Aptar’s core operating performance. These non-GAAP financial measures also provide investors with certain information used by Aptar’s management when making financial and operational decisions. Free cash flow is calculated as cash provided by operating activities less capital expenditures plus proceeds from government grants related to capital expenditures. We use free cash flow to measure cash flow generated by operations that is available for dividends, share repurchases, acquisitions and debt repayment. We believe that it is meaningful to investors in evaluating our financial performance and measuring our ability to generate cash internally to fund our initiatives. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results but should be read in conjunction with the unaudited condensed consolidated statements of income and other information presented herein. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included in the accompanying tables. Our outlook is provided on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled, such as exchange rates and changes in the fair value of equity investments, or reliably predicted because they are not part of our routine activities, such as restructuring initiatives, acquisition-related costs and other special items.

This press release contains forward-looking statements, including certain statements set forth under the “Outlook” section of this press release. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “potential,” “continues” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results or other events may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to: geopolitical conflicts worldwide and the resulting indirect impact on demand from our customers selling their products into these countries and certain supply chain disruptions; as well as governmental actions affecting our foreign operations and assets, including the loss of control over, and our ability to recover value from, our Russian operations; cybersecurity threats against our systems and/or service providers that could impact our networks and reporting systems; the availability of raw materials and components (particularly from sole sourced suppliers for some of our Pharma solutions) as well as the financial viability of these suppliers; our ability to protect and defend our intellectual property rights, as well as litigation involving intellectual property rights; the outcome of any legal proceeding that has been or may be instituted against us and others; our ability to keep pace with competition and technological advances, including in connection with the shifting of Pharma origination to less regulated markets; lower demand and asset utilization due to an economic recession either globally or in key markets we operate within; economic conditions worldwide, including inflationary conditions and potential deflationary conditions in other regions we rely on for growth; significant tariffs and other restrictions on foreign imports imposed by the U.S. and related countermeasures taken by impacted foreign countries; our ability to successfully implement facility expansions and new facility projects; fluctuations in the cost of materials, components, transportation cost as a result of supply chain disruptions and labor shortages, and other input costs; significant fluctuations in foreign currency exchange rates or our effective tax rate and cash flow; the impact of tax reform legislation, changes in tax rates and other tax-related events or transactions that could impact our effective tax rate; financial conditions of customers and suppliers; consolidations within our customer or supplier bases; changes in customer and/or consumer spending levels; loss of one or more key products or accounts; our ability to offset inflationary impacts with cost containment, productivity initiatives and price increases; changes in capital availability or cost, interest rate volatility; loss of royalty revenue due to contract expirations; volatility of global credit markets; our ability to identify potential new acquisitions and to successfully acquire and integrate such operations, including the successful integration of the businesses we have acquired; our ability to build out acquired businesses and integrate the product/service offerings of the acquired entities into our existing product/service portfolio; direct or indirect consequences of acts of war, terrorism or social unrest; the impact of natural disasters and other weather-related occurrences; fiscal and monetary policies and other regulations; changes, difficulties or failures in complying with government regulation, including FDA or similar foreign governmental authorities; changing regulations or market conditions regarding environmental sustainability; our ability to retain key members of management and manage labor costs; work stoppages due to labor disputes; our ability to meet future cash flow estimates to support our goodwill impairment testing; the demand for existing and new products; the success of our customers’ products, particularly in the pharmaceutical industry; our ability to manage worldwide customer launches of complex technical products, particularly in developing markets; difficulties in product development and uncertainties related to the timing or outcome of product development; significant product liability claims; and other risks associated with our operations. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K and Form 10-Qs. Readers are cautioned not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Investor Relations Contact:
Mary Skafidas
mary.skafidas@aptar.com
815-479-5530
Media Contact:
Katie Reardon
katie.reardon@aptar.com
815-479-5671

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(In Thousands, Except Per Share Data)
Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net Sales	$1,019,119	$961,131	$3,028,495	$2,814,445
Cost of Sales (exclusive of depreciation and amortization shown below)	646,196	598,046	1,938,146	1,747,931
Selling, Research & Development and Administrative	160,164	148,760	485,501	455,176
Depreciation and Amortization	75,544	75,234	230,910	210,785
Restructuring Initiatives	2,208	2,168	4,713	5,789
Operating Income	135,007	136,923	369,225	394,764
Other Income (Expense):
Interest Expense	(15,790)	(13,532)	(48,733)	(35,733)
Interest Income	1,930	2,400	8,359	7,094
Net Investment (Loss) Gain	(1,011)	(161)	(1,160)	845
Loss on Russia Deconsolidation	(58,020)	—	(58,020)	—
Equity in Results of Affiliates	1,106	1,747	3,224	6,142
Gain from Remeasurement of Equity Method Investment	—	26,518	—	26,518
Miscellaneous Expense, net	(2,889)	232	(3,744)	226
Income before Income Taxes	60,333	154,127	269,151	399,856
Provision for Income Taxes	27,511	26,295	75,552	81,629
Net Income	$32,822	$127,832	$193,599	$318,227
Net (Income) Loss Attributable to Noncontrolling Interests	(226)	(47)	(382)	76
Net Loss (Income) Attributable to Redeemable Noncontrolling Interests	6	142	(368)	142
Net Income Attributable to AptarGroup, Inc.	$32,602	$127,927	$192,849	$318,445
Net Income Attributable to AptarGroup, Inc. per Common Share:
Basic	$0.51	$1.95	$3.03	$4.83
Diluted	$0.51	$1.92	$3.00	$4.75

Average Numbers of Shares Outstanding:
Basic	63,523	65,709	63,733	65,989
Diluted	64,147	66,630	64,373	67,043

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
($ In Thousands)
Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
ASSETS

Cash and Equivalents	$204,176	$402,424
Short-term Investments	8,121	7,109
Accounts and Notes Receivable, Net	883,939	803,830
Inventories	582,605	537,845
Prepaid and Other	157,950	142,354
Total Current Assets	1,836,791	1,893,562
Property, Plant and Equipment, Net	1,635,530	1,676,479
Goodwill	1,067,152	1,077,898
Other Assets	572,153	604,780
Total Assets	$5,111,626	$5,252,719

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

Short-Term Obligations	$350,681	$343,531
Accounts Payable, Accrued and Other Liabilities	872,133	822,913
Total Current Liabilities	1,222,814	1,166,444
Long-Term Obligations	1,024,735	1,139,433
Deferred Liabilities and Other	202,894	234,617
Total Liabilities	2,450,443	2,540,494

Redeemable Noncontrolling Interests	28,048	26,244
Total Mezzanine Equity	28,048	26,244

AptarGroup, Inc. Stockholders' Equity	2,614,324	2,668,096
Noncontrolling Interests in Subsidiaries	18,811	17,885
Total Stockholders' Equity	2,633,135	2,685,981

Total Liabilities, Mezzanine Equity and Stockholders' Equity	$5,111,626	$5,252,719

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
($ In Thousands)
Consolidated Statement of Cash Flows

Nine Months Ended September 30,	2026	2025

Cash Flows from Operating Activities:
Net income	$193,599	$318,227
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	198,044	177,412
Amortization	32,866	33,373
Stock-based compensation	33,043	36,772
Provision for CECL	4,374	516
Loss (gain) on disposition of fixed assets	484	77
Loss on Russia deconsolidation	58,020	—
Net loss (gain) on remeasurement of equity securities	1,160	(845)
Deferred income taxes	(5,257)	(31,851)
Defined benefit plan expense	6,898	10,232
Equity in results of affiliates	(3,224)	(6,142)
Gain on remeasurement of equity method investment	—	(26,518)
Impairment loss	5,007	—
Changes in balance sheet items, excluding effects from foreign currency adjustments:
Accounts and other receivables	(101,728)	(66,812)
Inventories	(56,698)	(22,782)
Prepaid and other current assets	(17,906)	(28,064)
Accounts payable, accrued and other liabilities	60,132	6,950
Income taxes payable	(5,250)	(1,281)
Retirement and deferred compensation plan liabilities	(6,183)	(5,891)
Retirement and deferred compensation plan assets	420	(7,314)
Other changes, net	(8,023)	247
Net Cash Provided by Operations	389,778	386,306
Cash Flows from Investing Activities:
Capital expenditures	(191,965)	(183,600)
Proceeds from government grants	—	3,308
Proceeds from sale of property, plant and equipment	1,544	2,103
(Purchases) and maturities of short-term investments	(1,462)	2,813
Acquisition of business, net of cash acquired and release of escrow	(156)	(28,221)
Acquisition of intangible assets, net	(1,933)	(4,301)
Investment in equity securities	—	(7,258)
Cash balance of deconsolidated subsidiary	(29,977)	—
Notes receivable, net	1,355	37
Net Cash Used by Investing Activities	(222,594)	(215,119)
Cash Flows from Financing Activities:
Proceeds from notes payable and overdrafts	20,826	2,105
Repayments of notes payable and overdrafts	(21,281)	(1,946)
Proceeds of short term revolving credit facility, net	50,000	144,620
Proceeds from long-term obligations	6,112	1,204
Repayments of long-term obligations	(160,897)	(36,490)
Payment of contingent consideration obligation	(3,730)	—
Dividends paid	(92,054)	(89,287)
Proceeds from stock option exercises	22,420	14,869
Purchase of treasury stock	(179,973)	(190,005)
Redeemable noncontrolling interest	1,106	703
Net Cash Used by Financing Activities	(357,471)	(154,227)
Effect of Exchange Rate Changes on Cash	(7,961)	16,253
Net Decrease in Cash and Equivalents and Restricted Cash	(198,248)	33,213
Cash and Equivalents and Restricted Cash at Beginning of Period	404,849	223,844
Cash and Equivalents and Restricted Cash at End of Period	$206,601	$257,057

AptarGroup, Inc.
Reconciliation of Adjusted EBIT and Adjusted EBITDA to Net Income (Unaudited)
($ In Thousands)

	Three Months Ended September 30, 2026

	Consolidated	Pharma	Beauty	Closures	Corporate & Other	Net Interest
Net Sales	$1,019,119	$453,970	$357,372	$207,777	$—	$—

Reported net income	$32,822
Reported income taxes	27,511
Reported income before income taxes	60,333	122,589	5,363	(22,985)	(30,774)	(13,860)
Adjustments:
Restructuring initiatives	2,208	406	1,827	(25)	—
Net investment loss	1,011	—	—	—	1,011
Russia deconsolidation impact	61,161	3,137	9,555	40,626	7,843
Other special items	3,095	3,095	—	—	—
Adjusted earnings before income taxes	127,808	129,227	16,745	17,616	(21,920)	(13,860)
Interest expense	15,790					15,790
Interest income	(1,930)					(1,930)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	141,668	129,227	16,745	17,616	(21,920)	—
Depreciation and amortization	75,544	35,911	23,965	14,561	1,107
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$217,212	$165,138	$40,710	$32,177	$(20,813)	$—

Reported net income margins (Reported net income / Reported Net Sales)	3.2%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	21.3%	36.4%	11.4%	15.5%

	Three Months Ended September 30, 2025

	Consolidated	Pharma	Beauty	Closures	Corporate & Other	Net Interest
Net Sales	$961,131	$445,410	$327,768	$187,953	$—	$—

Reported net income	$127,832
Reported income taxes	26,295
Reported income before income taxes	154,127	124,759	40,073	14,714	(14,287)	(11,132)
Adjustments:
Restructuring initiatives	2,168	919	550	702	(3)
Net investment loss	161	—	—	—	161
Gain from remeasurement of equity method investment	(26,518)	—	(26,518)	—	—
Transaction costs related to acquisitions	748	584	164	—	—
Purchase accounting adjustments related to acquisitions and investments	1,148	—	1,148	—	—
Other special items	4,400	4,400	—	—	—
Adjusted earnings before income taxes	136,234	130,662	15,417	15,416	(14,129)	(11,132)
Interest expense	13,532					13,532
Interest income	(2,400)					(2,400)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	147,366	130,662	15,417	15,416	(14,129)	—
Depreciation and amortization	75,234	35,107	24,332	14,921	874
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$222,600	$165,769	$39,749	$30,337	$(13,255)	$—

Reported net income margins (Reported net income / Reported Net Sales)	13.3%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	23.2%	37.2%	12.1%	16.1%

AptarGroup, Inc.
Reconciliation of Adjusted EBIT and Adjusted EBITDA to Net Income (Unaudited)
($ In Thousands)

	Nine Months Ended September 30, 2026
	Consolidated	Pharma	Beauty	Closures	Corporate & Other	Net Interest
Net Sales	$3,028,495	$1,350,697	$1,088,461	$589,337	$—	$—

Reported net income	$193,599
Reported income taxes	75,552
Reported income before income taxes	269,151	339,843	38,396	1,434	(70,148)	(40,374)
Adjustments:
Restructuring initiatives	4,713	345	4,545	311	(488)
Net investment loss	1,160	—	—	—	1,160
Realized gain on investments included in net investment loss above	88	—	—	—	88
Russia deconsolidation impact	61,161	3,137	9,555	40,626	7,843
Transaction costs related to acquisitions	83	83	—	—	—
Purchase accounting adjustments related to acquisitions and investments	145	145	—	—	—
Other special items	10,899	10,899	—	—	—
Adjusted earnings before income taxes	347,400	354,452	52,496	42,371	(61,545)	(40,374)
Interest expense	48,733					48,733
Interest income	(8,359)					(8,359)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	387,774	354,452	52,496	42,371	(61,545)	—
Depreciation and amortization	230,910	110,814	73,438	43,312	3,346
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$618,684	$465,266	$125,934	$85,683	$(58,199)	$—

Reported net income margins (Reported net income / Reported Net Sales)	6.4%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	20.4%	34.4%	11.6%	14.5%

AptarGroup, Inc.
Reconciliation of Adjusted EBIT and Adjusted EBITDA to Net Income (Unaudited)
($ In Thousands)

	Nine Months Ended September 30, 2025
	Consolidated	Pharma	Beauty	Closures	Corporate & Other	Net Interest
Net Sales	$2,814,445	$1,297,466	$968,324	$548,655	$—	$—

Reported net income	$318,227
Reported income taxes	81,629
Reported income before income taxes	399,856	358,465	81,382	44,593	(55,945)	(28,639)
Adjustments:
Restructuring initiatives	5,789	1,177	1,571	2,944	97
Net investment gain	(845)	—	—	—	(845)
Gain from remeasurement of equity method investment	(26,518)	—	(26,518)	—	—
Transaction costs related to acquisitions	1,092	584	508	—	—
Purchase accounting adjustments related to acquisitions and investments	1,148	—	1,148	—	—
Other special items	4,400	4,400	—	—	—
Adjusted earnings before income taxes	384,922	364,626	58,091	47,537	(56,693)	(28,639)
Interest expense	35,733					35,733
Interest income	(7,094)					(7,094)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	413,561	364,626	58,091	47,537	(56,693)	—
Depreciation and amortization	210,785	100,424	65,869	41,943	2,549	—
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$624,346	$465,050	$123,960	$89,480	$(54,144)	$—

Reported net income margins (Reported net income / Reported Net Sales)	11.3%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	22.2%	35.8%	12.8%	16.3%

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Income before Income Taxes	$60,333	$154,127	$269,151	$399,856

Adjustments:
Restructuring initiatives	2,208	2,168	4,713	5,789
Net investment loss (gain)	1,011	161	1,160	(845)
Realized gain on investments included in net investment loss (gain) above	—	—	88	—
Russia deconsolidation impact	61,161	—	61,161	—
Gain from remeasurement of equity method investment	—	(26,518)	—	(26,518)
Transaction costs related to acquisitions	—	748	83	1,092
Purchase accounting adjustments related to acquisitions and investments	—	1,148	145	1,148
Other special items	3,095	4,400	10,899	4,400
Foreign currency effects (1)		(371)		9,866
Adjusted Earnings before Income Taxes	$127,808	$135,863	$347,400	$394,788

Provision for Income Taxes	$27,511	$26,295	$75,552	$81,629

Adjustments:
Restructuring initiatives	557	561	1,240	1,488
Net investment loss (gain)	247	39	284	(207)
Realized gain on investments included in net investment loss (gain) above	—	—	22	—
Russia deconsolidation impact	785	—	785	—
Gain from remeasurement of equity method investment	—	—	—	—
Transaction costs related to acquisitions	—	182	20	268
Purchase accounting adjustments related to acquisitions and investments	—	172	49	172
Other special items	788	1,078	2,815	1,078
Foreign currency effects (1)		(63)		2,014
Adjusted Provision for Income Taxes	$29,888	$28,264	$80,767	$86,442

Net (Income) Loss Attributable to Noncontrolling Interests	$(226)	$(47)	$(382)	$76
Net (Income) Loss Attributable to Redeemable Noncontrolling Interests	$6	$142	$(368)	$142

Net Income Attributable to AptarGroup, Inc.	$32,602	$127,927	$192,849	$318,445

Adjustments:
Restructuring initiatives	1,651	1,607	3,473	4,301
Net investment loss (gain)	764	122	876	(638)
Realized gain on investments included in net investment loss (gain) above	—	—	66	—
Russia deconsolidation	60,376	—	60,376	—
Gain from remeasurement of equity method investment	—	(26,518)	—	(26,518)
Transaction costs related to acquisitions	—	566	63	824
Purchase accounting adjustments related to acquisitions and investments	—	976	96	976
Other special items	2,307	3,322	8,084	3,322
Foreign currency effects (1)		(308)		7,852
Adjusted Net Income Attributable to AptarGroup, Inc.	$97,700	$107,694	$265,883	$308,564

Average Number of Diluted Shares Outstanding	64,147	66,630	64,373	67,043

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$0.51	$1.92	$3.00	$4.75

Adjustments:
Restructuring initiatives	0.02	0.02	0.05	0.06
Net investment loss (gain)	0.01	—	0.01	(0.01)
Realized gain on investments included in net investment loss (gain) above	—	—	—	—
Russia deconsolidation	0.94	—	0.94	—
Gain from remeasurement of equity method investment	—	(0.40)	—	(0.40)
Transaction costs related to acquisitions	—	0.01	—	0.01
Purchase accounting adjustments related to acquisitions and investments	—	0.02	—	0.02
Other special items	0.04	0.05	0.13	0.05
Foreign currency effects (1)		—		0.12
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$1.52	$1.62	$4.13	$4.60
(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings and earnings per share using current period foreign currency exchange rates.

AptarGroup, Inc.
Reconciliation of Free Cash Flow to Net Cash Provided by Operations (Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net Cash Provided by Operations	$167,598	$177,606	$389,778	$386,306
Capital Expenditures	(69,006)	(63,313)	(191,965)	(183,600)
Proceeds from Government Grants	—	—	—	3,308
Free Cash Flow	$98,592	$114,293	$197,813	$206,014

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ending December 31,
	Expected 2026	2025

Income before Income Taxes		$91,522

Adjustments:
Restructuring initiatives		4,048
Curtailment gain related to restructuring initiatives		(115)
Net investment loss		1,328
Transaction costs related to acquisitions		368
Purchase accounting adjustments related to acquisitions and investments		645
Other special items		3,960
Foreign currency effects (1)		(2,485)
Adjusted Earnings before Income Taxes		$99,271

Provision for Income Taxes		$17,252

Adjustments:
Restructuring initiatives		1,015
Curtailment gain related to restructuring initiatives		(30)
Net investment loss		325
Transaction costs related to acquisitions		125
Purchase accounting adjustments related to acquisitions and investments		110
Other special items		970
Foreign currency effects (1)		(468)
Adjusted Provision for Income Taxes		$19,299

Net Loss Attributable to Noncontrolling Interests		$130
Net Income Attributable to Redeemable Noncontrolling Interests		$(56)

Net Income Attributable to AptarGroup, Inc.		$74,344

Adjustments:
Restructuring initiatives		3,033
Curtailment gain related to restructuring initiatives		(85)
Net investment loss		1,003
Transaction costs related to acquisitions		243
Purchase accounting adjustments related to acquisitions and investments		535
Other special items		2,990
Foreign currency effects (1)		(2,017)
Adjusted Net Income Attributable to AptarGroup, Inc.		$80,046

Average Number of Diluted Shares Outstanding		65,796

	Three Months Ending December 31,
	Expected 2026	2025
Net Income Attributable to AptarGroup, Inc. Per Diluted Share		$1.13

Adjustments:
Restructuring initiatives		0.05
Curtailment gain related to restructuring initiatives		—
Net investment loss		0.01
Transaction costs related to acquisitions		—
Purchase accounting adjustments related to acquisitions and investments		0.01
Other special items		0.05
Foreign currency effects (1)		(0.03)
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$1.39 - $1.47	$1.22
(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings and earnings per share using current spot rates for all applicable foreign currency exchange rates.
(2) AptarGroup’s expected adjusted earnings per share range for the fourth quarter of 2026, see non-GAAP section for full definition, is based on an effective tax rate range of 17.5% to 19.5%. This tax rate range compares to our fourth quarter of 2025 effective tax rate of 18.9% on reported earnings per share and 19.4% on adjusted earnings per share.